UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 29, 2011

A.P. PHARMA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33221	94-2875566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Saginaw Drive Redwood City, CA		94063
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 366-2626

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 29, 2011, A.P. Pharma, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement with the purchasers set forth on Schedule I thereto (the “Securities Purchase Agreement”), pursuant to which the Company agreed to sell for an aggregate price of $24.0 million 160,000,006 shares of its common stock (the “Shares”) and warrants to purchase 80,000,005 shares of its common stock (the “Warrants”) with an exercise price of $0.18 per share (the “Private Placement”). The Private Placement is expected to close on July 1, 2011, subject to customary closing conditions. For each Share to be purchased, the investors will receive one Warrant to purchase 0.5 shares of common stock (together, a “Unit”), at a purchase price of $0.15 per Unit. The Warrants will become exercisable on the date of issuance and expire on the fifth anniversary of the date of issuance. The Warrants may be exercised for cash or, if a registration statement is not then effective and available for the resale of the shares of common stock issuable upon exercise of the Warrants, by surrender of such Warrant, or a portion of such Warrant, by way of cashless exercise. There is no right to exercise the Warrants to the extent that after giving effect to such exercise the holder would beneficially own in excess of 9.99% of the outstanding shares of common stock following such exercise (or such lower limit as may be designated by any particular purchaser). Each holder of the Warrants can amend or waive the foregoing limitation by written notice to the Company, with such waiver taking effect only upon the expiration of a 61-day notice period.

Under the terms of the Securities Purchase Agreement, the Company has agreed to file, within 30 days after the closing of the Private Placement, a registration statement with the Securities and Exchange Commission (the “Commission”) to register for resale the Shares and the shares of common stock issuable upon the exercise of the Warrants (collectively, the “Registrable Securities”). The Company agreed to use commercially reasonable efforts to have the registration statement declared effective within 90 days of the closing of the Private Placement (or 120 days in the event the registration statement is reviewed by the Commission, but in any event, no later than two business days from the Commission indicating that it has no further comments on the registration statement). If the Company fails to meet certain filing or effectiveness deadlines with respect to the registration statement or fails to keep the registration statement continuously effective for a designated time (with limited exceptions), the Company may be obligated to pay to the holders of the Registrable Securities an amount equal to 1.0% per month of such holder’s pro rata interest in the total purchase price of the Private Placement.

The foregoing is a summary of the terms of the Securities Purchase Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

On June 29, 2011, pursuant to an Amendment to Senior Secured Convertible Notes due 2021 (the “Amendment”), the Company amended the interest rate of its outstanding senior secured convertible notes due 2021 (the “Notes”), which were issued pursuant to a Securities Purchase Agreement, dated April 24, 2011, between the Company and the purchasers named therein. The Notes, as amended, will bear interest at a rate of 6% per annum, payable quarterly in cash or in additional principal amount of Notes at the election of the purchasers of the Notes. All other provisions of the Notes remain in full force and effect in accordance with their respective terms. The Amendment will become effective upon the closing of the Private Placement. Interest accruing prior to the effective date of the Amendment will be at the interest rate originally set forth in the Notes.

The foregoing is a summary of the terms of the Amendment and does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Item 3.02. Unregistered Sale of Exhibit Securities

On June 29, 2011, the Company entered into the Securities Purchase Agreement for the offer and sale of the Shares and Warrants. Pursuant to the terms of the Securities Purchase Agreement, the Company sold 160,000,006 shares of its common stock and warrants to purchase 80,000,005 shares of its common stock at a purchase price of $0.15 per Unit. The Warrants have an exercise price of $0.18 per share. The Securities Purchase Agreement, including the form of Warrant and other exhibits thereto, is attached hereto as Exhibit 10.1, and incorporated herein by reference.

The aggregate offering price of the Units to be sold will be approximately $24.0 million and the placement agent commission will be approximately $1.2 million. The proceeds to the Company from the offering, net of selling commissions, are approximately $22.8 million. MTS Securities, LLC is acting as placement agent in the transaction.

The Shares and the Warrants have not been registered under the Securities Act of 1933, or the Securities Act, or any state securities laws. The Company relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Rule 506 of Regulation D as promulgated by the Commission under the Securities Act. Each of the purchasers represented that it was an accredited investor and that it was acquiring the Shares and the Warrants for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

As described in Item 1.01 of this current report, which is incorporated by reference into this Item 3.02, the Company has agreed to file a registration statement for the resale of the Shares and the shares of common stock underlying the Warrants. The Shares and the Warrants may not be offered or sold in the United States absent registration or exemption from registration under the Securities Act and any applicable state securities laws. Neither this current report nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

In connection with the stockholders approval of Proposal II as described in Item 5.07 to this current report, the Company filed a Certificate of Amendment of Certificate of Incorporation (the “Charter Amendment”) with the Secretary of State of the State of Delaware on June 29, 2011 to increase the total number of authorized shares of the Company’s common stock from 100,000,000 to 1,500,000,000. The Charter Amendment will become effective as of June 30, 2011.

The Charter Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) was held on Wednesday, June 29, 2011 at 9:00 a.m. local time at the Company’s headquarters pursuant to notice duly given, at which all of the following five proposals were presented and voted upon. Based on the votes cast in person and by proxy at the Annual Meeting, all of the following proposals were approved.

Proposal I: Election of directors. The following individuals were elected to the Company’s Board of Directors:

	Votes For	Votes Withheld	Broker Non-Votes
Paul Goddard, Ph.D.	20,613,665	200,122	12,388,496
John B. Whelan	20,187,368	626,419	12,388,496
Kevin C. Tang	20,218,638	595,149	12,388,496
Gregory Turnbull	20,213,926	599,861	12,388,496

Proposal II: To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of the Company’s common stock from 100,000,000 to 1,500,000,000.

Votes For	Votes Against	Abstain	Broker Non-Votes
30,401,692	2,207,659	592,932	0

Proposal III: To approve an amendment to the Company’s 2007 Equity Incentive Plan (the “2007 Plan”) to: a) increase by 90,000,000 the authorized number of shares of common stock reserved for issuance under the 2007 Plan, b) increase the maximum number of shares of common stock, par value $.01 per share that can be granted to an individual as an equity award in any calendar year from 300,000 shares to 50% of the authorized number of shares reserved for issuance under the 2007 Plan and c) allow for automatic annual increases to the number of shares authorized for issuance under the 2007 Plan for each of the next three years.

Votes For	Votes Against	Abstain	Broker Non-Votes
19,965,028	719,609	129,150	12,388,496

Proposal IV: To approve an amendment to the Company’s 1997 Employee Stock Purchase Plan (“ESPP”) to increase by 500,000 the number of shares of common stock reserved for issuance under the Company’s ESPP.

Votes For	Votes Against	Abstain	Broker Non-Votes
20,222,049	463,094	128,644	12,388,496

Proposal V: To ratify the appointment of Odenberg, Ullakko, Muranishi & Co. LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Votes For	Votes Against	Abstain	Broker Non-Votes
32,996,800	76,223	129,260	0

Item 8.01 Other Events.

On June 29, 2011, the Company issued the press release attached hereto as Exhibit 99.1 regarding the Private Placement described in this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation.

10.1	Securities Purchase Agreement, dated June 29, 2011, by and between A.P. Pharma, Inc. and the purchasers listed on Schedule I thereto.

10.2	Amendment to Senior Secured Convertible Note Due 2021, dated June 29, 2011, by and between A.P. Pharma, Inc. and the purchasers named in the Securities Purchase Agreement, dated April 24, 2011, by and among A.P. Pharma, Inc. and the purchasers listed therein.

99.1	Press Release of A.P. Pharma, Inc. dated June 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.P. PHARMA, INC.

Date: June 30, 2011	By:	/s/ John B. Whelan
John B. Whelan
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation.

10.1	Securities Purchase Agreement, dated June 29, 2011, by and between A.P. Pharma, Inc. and the purchasers listed on Schedule I thereto.

10.2	Amendment to Senior Secured Convertible Note Due 2021, dated, June 29, 2011, by and between A.P. Pharma, Inc. and the purchasers named in the Securities Purchase Agreement, dated April 24, 2011, by and among A.P. Pharma, Inc. and the purchasers listed therein.

99.1	Press Release of A.P. Pharma, Inc. dated June 29, 2011.